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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Cascade Financial Corporation and subsidiaries:


We consent to incorporation by reference in the registration statements on Form S-8 (No. 33-94456 and No. 333-32272) of Cascade Financial Corporation of our report dated March 1, 2002 relating to the consolidated balance sheets of Cascade Financial Corporation and subsidiaries as of December 31, 2001 and June 30, 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for the six-month period ended December 31, 2001 and for each of the years in the three-year period ended June 30, 2001, which report is incorporated by reference into Cascade Financial Corporation's 2001 Annual Report on Form 10-K from Cascade Financial Corporation's 2001 Annual Report to Stockholders.




                                        /s/ KPMG LLP


Seattle, Washington
March 28, 2002